Exhibit 99.B(i)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Other Service Providers” and “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated December 24, 2014 on the financial statements and financial highlights of The Victory Portfolios included in the Annual Report to Shareholders for the fiscal year ended October 31, 2014 in Post-Effective Amendment Number 123 to the Registration Statement (Form N-1A, No. 33-8982) filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Cincinnati, Ohio

February 26, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Other Service Providers” and “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated August 25, 2014 on the financial statements and financial highlights of The Victory Portfolios included in the Annual Report to Shareholders for the fiscal year ended June 30, 2014 in Post-Effective Amendment Number 123 to the Registration Statement (Form N-1A, No. 33-8982) filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Cincinnati, Ohio

February 26, 2015